Exhibit 99.3

FINAL TRANSCRIPT

Thomson StreetEventsSM

PRSF - Q2 2004 Portal Software Earnings Conference Call

Event Date/Time: Sep. 02. 2004 / 4:50PM ET

Event Duration: 50 min

OVERVIEW

PRSF reported 2Q04 pro forma net loss of $25.6m or $0.60 per share. Revenue was $18.6m, below the low end of prior guidance of $33m. Bookings were $46.3m and deferred revenues increased to $37.4m. PRSF has temporarily suspended providing guidance due to the volatility during their transformation to a total solutions co. Q&A Focus: missed revenue, costs revenue, contract execution, software enhancements.

© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

PRSF - Q2 2004 Portal Software Earnings Conference Call

CORPORATE PARTICIPANTS

Howard Bain

Portal Software - CFO, SVP

John Little

Portal Software - CEO

CONFERENCE CALL PARTICIPANTS

Scott Sutherland

Wedbush Morgan Securities - Analyst

Mark Griffin

Prudential Equity - Analyst

Ittai Kidron

CIBC World Markets - Analyst

Jason Willy

SoundView - Analyst

Duane Penningworth

Portal Software - Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to Portal Software’s conference call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Portal Software’s Chief Financial Officer, Mr. Howard Bain. Please go ahead, sir.

Howard Bain - Portal Software - CFO, SVP

Thank you, and welcome to Portal Software’s earnings announcement conference call to discuss results for the second quarter fiscal-year 2005 ending July 30th, 2004. You should have received our earnings release via fax or e-mail. The press release is also available on our website at www.portal.com. And over Business Wire later on this afternoon. This conference call, including the question-and-answer session, is being recorded and it is also being webcast. Replays will be available on our website later today. John Little, founder and CEO of Portal and I will conduct our call today.

Before we move on, I would like to remind you that several of the statements we will make during today’s call, including statements about expected future financial and operating results, including revenues and expenses, profitability and business prospects, industry and general economic trends, results of relationships with customers and partners and product and operating plans, are all forward-looking statements. Actual results of these matters could, of course, differ materially for a variety of reasons, including those described in the press release made earlier today and in our SEC filings, and for other reasons of which we are currently unaware.

Portal undertakes no obligation to update the information in this conference call in the event facts or circumstances subsequently change. Several pro forma non-GAAP financial measures will be mentioned on this call. Information relating to the corresponding GAAP measures and a reconciliation of the pro forma and GAAP items can be found in our press release and in the investor relations website at www.portal.com. I would now like to turn the call over to John. John?

John Little - Portal Software - CEO

Thank you, Howard. And thank you, all, for joining us on the call today. As always, I’ll start today’s call by summarizing the top-level financial results for the quarter. I’ll then give you additional information in 3 parts. First, I’ll provide more detail about the performance of the Company, including both a general way to think about Portal and the specific details of Q2. Second, I’ll discuss our sales performance for the quarter. And third, I’ll cover our delivery performance.

Let’s first turn to our results for the quarter. Our revenue for the quarter was $18.6 million, below the low end of our prior guidance of 33 million. The licensed services revenue mix was 5% to 95%. Bookings for the quarter was $46.3 million and deferred revenues increased to 37.4 million. We ended the quarter with 83.7 million in cash and investments. Our net loss for the quarter was $25.6 million on a pro forma basis. Pro forma loss per share came in at 60 cents per share. Howard will provide a more detailed financial picture later in our call today.

Obviously we’re disappointed by our performance of the quarter, a performance that we would characterize as mixed. I’d like to dig into the performance, how to think about the business and give you some specific color on Q2. It’s been increasingly clear that our business model and the evolving accounting standards require a different approach to managing and tracking our business. The Company believes that the following elements are important indicators of the Company’s success. Bookings, or the amount of new business

© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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PRSF - Q2 2004 Portal Software Earnings Conference Call

we signed, cash flow, and services margin. In particular, bookings and cash flow are a better proxy for performance than revenue. Given our total solutions focus and the combination of product and services, the timing of the revenue and related expenses is not always well matched to customer deliveries and execution. Howard will provide more color and I’ll give you a specific example where this effected us in the quarter.

Turning to 2Q, several factors that contributed to the gap between the announced numbers and expectations. The primary factors were, first, customer-specific work we did for Vodafone under the previously announced global framework agreement is now treated using license revenue recognition rules rather than services rules. In a nutshell, this means that expenses are booked as incurred rather than deferred to match revenue, while the revenue itself is not booked until user acceptance testing. This reduces our services revenue, defers it from being treated as license yet and increases overall R&D expense versus our traditional treatment of this as services business.

Second, we had a major license deal that we closed where the related services statement of work was not completed. As a result, the license was not recognizable. Since we’re actually paid for the license, the entire amount showed up in deferred revenue.

And third, we incurred significant expense doing services work for customers without having contracts, statements of work or change orders. Since we had no agreements, we incurred the expenses with no revenue. Obviously, this seriously effected our services margins. These 3 reasons accounted for most of the revenue and margin discrepancy for the quarter and we are very focused on dealing with the underlying execution issues. There is some other smaller factors that were relevant and, obviously, we’re paying close attention to them as well.

Turning to our sales performance, a strong sales effort somewhat offset the significant gaps in our revenue and margin performance. 4 notable examples, we had bookings of $46.3 million, our largest growth in bookings in 3 years. We signed a very significant strategic agreement and partnership with Vodafone to define and develop group-wide billing solutions, implementation standards and global program management. We closed a major transaction with a new Tier 1 international operator, and we signed a large North American media company.

Finally, let me turn to our delivery performance for the quarter. As I mentioned above, we had a number of well understood issues that resulted in poor financial performance with our growing solutions delivery capability. We did have some significant customer successes in the quarter, including we went live with a major operator with an integrated wireless system for both GSM and CDMA for both their wholesale and retail wireless business. In the Europe subsidiary of T-Mobile went live in Infranet, replacing a legacy system from another provider. And we had yet another successful go live at a Vodafone subsidiary. We also hired a number of senior service executives around the world and we expect them to make a significant improvement to our execution capabilities.

All in all, our performance was mixed. The issues with our performance in a number of areas were somewhat offset by good performance in other. Clearly, the overall level of performance is unacceptable and we can and will do better. I would now like to turn the call over to Howard for a more detailed discussion of our financial results for the quarter. We’ll then be happy to answer your questions.

Howard Bain - Portal Software - CFO, SVP

Thank you, John. Today’s discussion of Portal’s second quarter fiscal 2005 financial results and the restatement of our first quarter fiscal 2005 results is based on the financial information in the press release issued earlier today and on the financial statements available in the Investor Relations section of our website at portal.com. Additional metrics and other Company information are also posted on our IR website. Please note that the website now contains some additional metrics, specifically our bookings for the last 6 quarters, free cash flow, and revenues from Tier 1 customers. The book-to-bill ratio has been dropped, as being too volatile to provide a meaningful metric. As I pointed out in the past, this fiscal year is a key time in our transformation to a full solutions provider and that our business model continues to be a hybrid under development. We are now in a period where our business and its metrics are evolving and where new metrics are becoming key to an understanding of our progress. As always, we will reflect these changes on our website and in our strategic and operational discussions as part of our quarterly earnings call.

I’ll first discuss the Company’s expectation to restate our Q1 results and then turn to the second quarter. As you are likely aware, today’s corporate governance environment essentially sets a zero defect benchmark for financial reporting. During

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PRSF - Q2 2004 Portal Software Earnings Conference Call

the second quarter we became aware of out-of-period adjustments related to the first fiscal quarter of 2005. The most significant item was related to unaccrued contractor costs in our Japan office in the amount of $724,000. The net effect of these adjustments was material on a percentage basis to our previously reported net loss. As a result, and upon final review and approval by our audit committee, the Company expects to file an amended 10-Q for its first fiscal quarter of 2005 reflecting these adjustments. I would like to emphasize that this was a recommendation made by management in light of the current environment, not as a result of any inquiry by our auditors or the SEC.

On a pro forma basis, excluding stock compensation and amortization of acquired intangibles, the Company’s net loss for Q1 will be adjusted to 8.7 million or 21 cents per share, compared to the originally reported pro forma net loss of 7.9 million or 19 cents per share. The Company’s GAAP net loss for Q1 will be adjusted to 6 million, or 14 cents per share, compared to the originally reported net loss of 5.2 million, or 12 cents per share.

I’ll now turn to Q2. New bookings or our order flow reached 46.3 million in Q2. This is the highest level of orders we have seen in 3 years. Note that these orders are all supported by signed contracts with customers. This is the most important leading indicator of our future and demonstrates that our solutions are resonating with our target markets and add credibility to our ability to deliver solutions when needed. Revenue for the second quarter came in at 18.6 million, below the low end of our prior guidance of 33 million.

There were 3 major contributors to the revenue shortfall. In our Q1 earnings call we expected our revenue to be in the range of 33 to 38 million. The range represented a large Tier 1 deal where negotiations were expected to be lengthy and risk of closure was high. While we collected the cash for the licenses John described, we failed to reach agreement on solutions delivery which precluded recognition of the license revenue. As negotiations are still in progress, costs incurred in anticipation of the agreement were expensed in the quarter. This customer accounted for roughly 1/3 of the total miss.

On August 9th we preannounced that revenues were to be in the range of 22 to 27 million. As announced earlier today, we sign add major solutions delivery arrangement with Vodafone at the end of the quarter. As we have performed against this agreement and are completing deliveries, we concluded that we needed to account for these deliveries as product licenses rather than services as initially determined. This distinction is significant in that it results in revenues not being recognized until final customer acceptance, even though non-refundable cash has been received. In addition, the associated costs must be expensed currently as engineering expense. This conclusion accounted for approximately an additional 1/3 of the total miss.

Today we announced that our revenues for Q2 fiscal 2004 were 18.6 million. The remaining 1/3 of the revenue shortfall largely relates to several customer projects under delivery without appropriate agreements in place, including contracts, effective statements of work and agreed change orders, all of which result in revenue shortfalls, as well as lost margin. I think John talked about in more detail about what we expect to do here. Our overall revenue mix was 5% licenses and 95% services, versus 16% and 84% respectively in the first quarter.

License revenues were $890,000 as compared to 5 million in the first quarter. With our solutions model, we find that services lead license revenue and that service delivery can have a significant impact on the timing of license revenues. As we previously discussed, by moving toward a solutions-focussed model concentrating on Tier 1 customers, we’re also extending the sales cycle and adding license revenue volatility. For example, we historically recognize a few million dollars of license revenue each quarter due to subscriber growth. We now find that these revenues are becoming part of the larger solutions deals and their negotiations, resulting in delays of these revenues as well.

We are working toward building a business that is expected to generate a larger amount of recurring revenue and a solid base for long-term growth. Ours is not a model where license purchases are accelerated through deepening discounts or quarter-end heroic efforts. In fact, we specifically did not agree to complete some negotiations, knowing the negative impact it will have on revenue in order to ensure our position for the future. While we will continue to see quarter-to-quarter volatility in the license and other revenues, we do expect license revenue to make up a significant percentage of total revenue in the longer term, as we continue to execute on our solutions strategy.

We continue to take appropriate actions to strengthen our business processes to mitigate the transformation hurdles associated with our solutions deals. We have made progress against our objective to deliver solutions while strengthening services management focus and oversight. The many solutions delivery milestones we met this quarter as outlined

© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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PRSF - Q2 2004 Portal Software Earnings Conference Call

by John, are good indications of our solid progress. Even so, much remains to be done.

We will further build out the capabilities of the solutions delivery management team. While significant progress has been made on this front, there is still hiring to be completed, which will likely extend through the end of the fiscal year. The timely processing of contracts, detailed statements of work and change orders, as well as the management of costs and customer expectations during the process, such that negative impacts on revenue and margin need to be avoided, by much more effective management. And global adoption by the expanded solutions management team of best practices around services delivery is expected to allow us to achieve these improvements.

Looking at the geographic breakdown in our revenue, in the second quarter international revenues totalled 15.2 million, or 82% of total revenue, compared to 88% last quarter. International, which is made up of Asia-Pacific, CALA and Japan was 5.1 million or 28% of total revenues, versus 20% in the prior quarter. EMEA was 10.1 million, 54% of total revenue compared to 68% in Q1. Revenues in North America were 3.4 million, or 18% of the total versus 12% in Q1. We expect the bulk of revenues to continue to come from international geographies as advanced conversion services continue to be adopted at a quicker pace there than in the North American market. That being said, the pipeline of sales to the North American market continues to show growth.

Our top 10 customers accounted for 40% of total revenue in Q2, down from 53% last quarter. We had no 10% customers in the quarter. The reasons mentioned for this quarter’s overall revenue shortfall had a significant impact on these metrics. We also booked orders from 4 new customers in the quarter, 2 of which were Tier 1 accounts. Vodafone and majority-owned affiliates accounted for 23% of revenue compared to 40% in Q1. Please refer to our website for detailed, more detailed metrics about our customer revenue and service and access categories.

Service margin was 1%, down significantly from last quarter’s 38%. The major contributor to this decline was cost expense without associated revenue, as previously described. Gross margin as a percentage of total revenue was 5%. The overall margin was also negatively impacted, due to the revenue mix shift towards services — toward services in the quarter. Pro forma operating expenses for the quarter were 26.9 million compared to 22.8 million in the first quarter, in our guidance of 24 to 26 million. The major increases were 2.3 million in R&D associated with engineering delivery of solutions to customers, largely Vodafone solutions as previously described pursuant to our strategic agreement.

The $500,000 increase in sales and marketing was due to an expansion of our business in Japan. And the $1.2 million increase in G&A was largely due to Sarbanes-Oxley compliance efforts and headcount changes as we improve compliance and delivery support capabilities. Controlling our expenses is critical to our success, and we are not anticipating any growth in spending beyond these levels, except for the costs related to engineering delivery of solutions to customers under specific contracts.

Our resulting pro forma net loss was 25.6 million, or 60 cents per share based on a share count of 42.5 million shares. In the second quarter, we recorded a 22.3 million net loss, or a 53-cent loss per diluted share on a GAAP basis. Our GAAP results include a $665,000 charge for the amortization of acquisition costs, a 361,000 credit adjustment to our restructure reserves for refunds received, and a $3.6 million credit for stock compensation related to the repricing of employee stock options last year that are now subject to variable accounting treatment.

In the quarter, the credit to operations was based on a formula driven primarily by the difference between our stock price from one quarter and to the next. For reference, the reverse split adjusted price in April 30th, 2004 was $5.40, and on July 30th, 2004, it was $2.59. We ended Q2 with $83.7 million in cash and investments, down from the Q1 balance of 89.3. The major contributors to the 5.6 million decline, quite small in light of our pro forma loss of 26 million, were operations usage of 3.4 million, capital expenditures of 1.5 million, for a total cash — free cash flow usage of 4.9 million, and cash used for restructuring was 2 million, where we also generated 1.3 million from investments and stock option exercises.

Accounts receivable were 18.4 million compared to 23.4 million at the end of Q1. DSO at the end of the quarter was 91 days compared to 67 days at the end of Q1. The change in both was entirely due to the lower revenue levels. Deferred revenue at the end of the quarter was 37.4 million, a significant increase from Q1 deferred revenue of 23.8 million. As we have discussed, the nature of our solutions delivery means the license revenue will generally not be recognized immediately, but will first be added to backlog or seen in deferred revenue. These robust deferred revenue metrics give us confidence in our strategy and our ability to monetize

© 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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PRSF - Q2 2004 Portal Software Earnings Conference Call

our customer relationships, as well as being an indicator of cash flow.

We ended the quarter with about 632 active employees, up slightly from the 623 employees we had at the end of Q1. This included 124 sales and marketing people compared to the 121 at the end of Q1. At the end of the quarter we also had 282 employees in services, including our notable new hires as mentioned by John, our India Development Center has now grown to nearly 338 employees. Going forward, we expect to continue to add delivery resources to support the growing customer demand for our solutions.

In summary about Q2, we think the second quarter showed solid progress against our strategy as evidenced by our success with existing and new customers, given our strong order flow of 46.3 million, including 2 new Tier 1 accounts, and our expanded partnership with Vodafone. In addition, our success with customer satisfaction in delivering solutions is also a key element. It is clear that we are delighting our customers with successful deployments and at this point the low cost, and that they are committed to our success even as we grow our delivery capabilities to the world class level. This being said, we continue to address our solutions delivery capabilities in both skills and world class business practices and have redoubled our efforts to do this successfully so that we are positioned for strong profitable growth next year.

I’ll now turn to our business outlook. The following statements are based on current expectations and are forward-looking. They are subject to a number of uncertainties and risks, including those discussed below, as well as in the Company’s SEC filings and for other reasons of which the Company is not currently aware. Actual results could, of course, differ materially. Portal undertakes no obligation to update any of the information contained in any of the forward-looking statements included in this call.

Portal continues to see indications of improved customer traction based on improvements in the North American market, which had been a weak market for the Company for the last 3 years, as well as solid order growth, accompanied by a significant increase in deferred revenue. At the same time, however, customers purchasing decisions continue to be deliberate and slow. Portal expects to continue to complete significant transactions that are larger, more complex multi-year deals which may add to long-term revenue predictability, but also dampen near-term revenue growth, increase revenue volatility and challenge the Company’s ability to deliver total solutions.

Given the Portal’s transformation to a total solutions company is not yet complete, and that the nature of the transformation is such that it introduces significant volatility to forecasted results, due to the timing of large Tier 1 contracts, revenue recognition of product tied to services, customer delivery projects, dependent on other third party agreements such as systems integrators, and our current forecasting methodology not being adapted to handle the above issues given our scale, the Company has chosen to temporarily suspend providing guidance. This being said, we believe the following elements are important indicators of our successful execution of our strategy. New order flow of bookings in deferred revenue. These are indications of continuing customer commitments to our solutions, including cash payments ahead of our recognition of revenue.

Free cash flow or cash used or provided by operations, plus capital expenditures is an important indicator of our ability to manage the costs of the business. And service margin improvement, which will demonstrate our ability to manage services delivery, solutions delivery effectively, as well as being key to our achieving positive cash flows and sustain profitability in the longer term.

John and I will now open the call for the question-and-answer session. Operator?

QUESTIONS AND ANSWERS

Operator

Thank you, gentlemen. The question-and-answer session will be conducted electronically. If you have a question, please signal by pressing star 1 on your touchtone telephone. Again, that’s star 1 if you have a question. If you’re on a speakerphone, please make sure to pick up your handset to allow your signal to reach our equipment. And we’ll pause for a moment just to allow everyone a chance to signal for a question. And we’ll go first to Scott Sutherland with Wedbush Morgan Securities.

Scott Sutherland - Wedbush Morgan Securities - Analyst

Hi, John, Howard. A couple – a few questions here. First of all, when you look at these ideals, the 3 reasons you missed and end up missing the quarter, what do you see the time line of that falling out? For example, large licensing deals, is that something that now has signoff for this quarter and the

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FINAL TRANSCRIPT

PRSF - Q2 2004 Portal Software Earnings Conference Call

several smaller deals that actually made you miss your revised guidance? Is that something that you guys need to better understand how that’s going be recognized? Can you talk about the fallout is, are these multi-quarters and the revenue comes from these deals now, or is it a lot of this in the next 2 quarters?

John Little - Portal Software - CEO

Yeah, Scott, let me walk through some of this. I’ll ask Howard to step up with more detail. The licensed transaction without the statement of work, we would normally expect to conclude in Q3 of this year. A lot of times it’s easier to get a license deal negotiated than a services deal, which has a complicated statement work involvement. I think we could have done better around that, but that looks like a Q3 deal now to our best guess. Things like the license revenue recognition around the Vodafone GFA will actually take, you know, could take multiple quarters to recognize. There are a lot of things around the timing of acceptance test with Vodafone that have nothing to do with Portal and we’re dependent, for example, upon efforts of system integrators, as well as the customer for that. So we can deliver the components, they can sit there for a while, can be integrated, they can work, but we haven’t gone through the formal user acceptance testing, which requires third-party efforts. So that’s one of the reasons that we talked about the, you know, the timing of the revenue around these customer transactions, not always matching the actual delivery because there is a significant dependency on third parties.

I should point out for both the first transaction and the second transaction — the first category and the second category, we are receiving cash from them, so the customer certainly is happy enough, they’re writing us big checks. We got 100% of license payment around that first transaction. So it not only shows customer satisfaction, it’s a pretty good indication that there is — there is continued stuff happening. Around the third area, the significant work we’re doing without benefits of statements of work and contracts and change orders, I’d describe that as a combination of, I think, a lack of project discipline and a strong desire by the field people to make the customers happy. And so there is always kind of a, on the one hand, on the other with that. I mean I really encourage people to make the customers happy. I encourage them to make the company investors happy as well by signing change orders and statements of work. So that, I think, is primarily an effort of applying more discipline and process and program management to the actual customer engagements to make sure those agreements are signed. While predicting the future is, with 100% accuracy is difficult, I would expect that the vast majority of all those projects end up having statements work and contracts around. The work was done in response to some of the customer needs, we already have in most cases, probably in every case, existing agreements with the customers, essentially just running the paperwork through, getting signed off and negotiating the actual pricing.

I mentioned that we’re hiring, we have hired a number of executives, partner, client/partner level people to work with customers. And I think that towel [ph] also is spending a great deal of time. I mean, in some sense for them, this is easy money. We have the customer relationship. We’ve done the work. We have to get a signature and, you know, signature around some specifications. And so that’s a reasonably straightforward process. So I think that a lot of this ends up being timing issues, not necessarily, you know, an adverse, completely adverse effect in the current quarter. Howard, do you have anything to add to that before I give the entire answer?

Howard Bain - Portal Software - CFO, SVP

No, actually I thought it was an excellent explanation. I think you’re dead on. The only element I would add to that is that with this expanded management team and our, I would say, you know, growing sophistication around how we do solutions delivery, we’re getting a lot tougher in terms of demanding that our field engagements adhere to standards that, you know, essentially we do good business and in some very specific cases, you know, we decided that, you know, we weren’t going to compromise that to try and help quarterly results. We are absolutely focused on the long term.

Scott Sutherland - Wedbush Morgan Securities - Analyst

Okay. 3 more questions I have. The first one is, you know, given that you’re taking costs ahead of revenue, is this something that we expect in the future, that you’re going have lumpy services margins, that maybe we’ll see a couple quarters to get that revenue in no cost and the margins go up and then they go back down? What are you doing to align those 2 together? The second question I had was, you know, your bookings were pretty much on target with your preannounced guidance, but your revenue fell 4 or 5 million below the low end. Those deals that lapsed through, that slipped, were there no bookings associated with that that did not benefit bookings to go up even though revenue went

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PRSF - Q2 2004 Portal Software Earnings Conference Call

down? And the last one is, you know, you announced 3 go lives, are these go lives without any other systems side by side now or are you the stand-alone system? And what is the subscriber base supported?

Howard Bain - Portal Software - CFO, SVP

Okay. I’ll leave the last one for John to answer. On the first one, in terms of costs being recognized ahead of revenues, we’re absolutely going to be seeing that to the extent that on an ongoing basis to the extent that we are delivering our engineered solutions to customers, because we will be accounting for those as license revenues as opposed to service revenues. So what happens there is the cost will be showing up in R&D and then we’ll get, you know, license revenue without showing any associated costs at the time that we get final customer acceptance. In the case of the services delivery side, I believe that for a couple of quarters that the lumpiness that you’re suggesting is probably going to be true as we get — basically as we get our act together with these things more effectively. And over time it should smooth out because with, you know, proper agreement flow, proper commitments with customers and so on, and a much more sophisticated services management team, they should be able to manage the costs and revenues in a way where we can get, you know, improving and smoother margin performance.

In terms of the shortfall at the very end not effecting the bookings guidance, part of that shortfall related to — related to the restatement that we talked about. There was a few hundred thousand dollars there related to revenue, maintenance revenues and then also there were some revenue recognition items also associated with services delivery that got deferred out. So those are the main items there.

John Little - Portal Software - CEO

Just one additional bit of color around that on the costs revenue. One of the things that I want to bring special attention to is the fact we have kind of a hybrid license service model, which is a little bit of an undefined area in terms of revenue recognition. I mean, there’s 87.2 [ph] there’s 91– 87 197.2 [ph] in terms of revenue recognition and what ends up happening is the consequence of this is that the costs and revenue is not matched up period to period. We can’t defer the expense in order to have it match when the revenue comes in and that will continue indefinitely with the way we’re doing, for example, deliveries under the Vodafone GFA. So that’s not a 1 or 2-quarter situation. That’s just the way it kind of works. I want to make very sure that that’s an obvious statement. It’s why we’re focusing people on bookings and cash because that’s a better way we believe to tell when the contracts are signed and when the customer’s actually happy with the delivery. Because they are obviously — you know, we can’t maintain a long-term track record of people paying us if this stuff doesn’t actually work.

Scott Sutherland - Wedbush Morgan Securities - Analyst

Great. And the last question was the go live? And thanks for the answers.

John Little - Portal Software - CEO

Yeah. So on the go live, 3 specific colors, one of those was a complete replacement of a competitive system. One of those was the Phase 1 of a complete replacement of a competitive system, and the third was replacement of a number of in-house legacy systems with 1 integrated system. You know, I talked about the combined GSM, CDMA wholesale retailer and number of underlying systems. They were all replaced with 1.

Scott Sutherland - Wedbush Morgan Securities - Analyst

Okay. Thanks.

John Little - Portal Software - CEO

You’re welcome.

Operator

Next with Prudential Equity we have Michael Turits.

Mark Griffin - Prudential Equity - Analyst

Hi, guys. It’s Mark Griffin stepping on the line here. Okay. My main question is, I understand the difference, statement of work and all of that. This problem started 4 quarters ago when you had a, you know, 24% quarter-over-quarter decline last October. And it had to do with this license — I mean how are we working it out so that deals that are signed today or were signed this past quarter don’t have these problems later? Because you keep saying the same thing, you know, this is 3

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PRSF - Q2 2004 Portal Software Earnings Conference Call

quarters in a row where you haven’t been able to meet your guidance, you haven’t figured out where, you know, the revenues will come in. You haven’t figured out how the contracts are supposed to work and how to get those statements of work signed and all those details that are in the contracts. Have you figured out how to get those contracts written right and how is that going to work going forward?

John Little - Portal Software - CEO

You know, I think that you bring up a really good point on that. I’ll split this into 2 categories. The first category I split into, you know, just need for improved execution, especially around these much larger, much more complicated transactions to make sure that, you know, we do the workshops, we do the detailed statement of works, we have enough program management to go through and recognize requests for change orders and process those in a reasonable period of time. And one thing we’ve determined from our own in-house investigation is that the very largest contracts for us, the very largest engagements, the longest term ones, tend to have more of these issues kind of popping up, so we’re making some very specific changes in the way we do those large contracts, largely driven by the way we’re hiring senior experienced people from places like, you know, ex-Deloit [ph] people, ex-Accenture people, people from other system integrators, that are used to doing these large projects. So very much a focus of that, I would describe that as kind after pure execution issue.

In the terms of the timing of the revenue recognition, the expenses, that’s not a contract issue. There is nothing we can do to the contract to say it’s going to shift into one or the other. It’s a consequence of the way we do total solutions, which is a significant chunk of license, plus a significant chunk of services business. And the way — especially the fact that when we do these engagements with customers, we do enhancements for them based on our standard product where we own the intellectual property, it’s folded back into the standard code stream, it appears at some future time in a product release. Tremendous benefit to the customers, really strong differentiation. It’s in many ways the breakthrough that we’ve been able to accomplish in engineering, but it does mean that the expenses will show up as incurred in terms of R&D around R&D expense and the revenue from that will show up as licensed at some future time when the customer has been through user acceptance testing. It won’t be milestone based. It won’t be percentage of completion based. It will be treated as a product and that’s just — that’s an inevitable consequence of the way we’re doing business and that will continue for the indefinite future.

Mark Griffin - Prudential Equity - Analyst

Well, wasn’t only a few quarters ago, the problem was milestone based and stuff like that and now you’re changing how that works? Is that — ?

John Little - Portal Software - CEO

No. Good question. What we had determined more and more is that our ability to manage the development of these enhancements and fold it back into the standard code stream was actually quite a bit better than — and the customer demand for that was quite a bit stronger than we had thought 2 or 3 quarters ago, whereas several quarters ago we thought that interesting percentage of the work we did would be kind of one off per customer. It’s now still driven very much by needs for customers like Vodafone, but it turns out that the processes and so forth evolved to the point where it all just gets folded back in the standard code stream. As you know, a lot of historical companies have gotten into trouble by having a lot of different threads, a lot of different customer versions, every customer gets a different version of software. We have solved that problem in a way that all the customers are a part of the standard code stream and if we have to fork off something for like Vodafone, it merges back in in a future release and returns back to the standard product. So it’s a really nice breakthrough, it’s a really strong sales proposition for the customer, but it does mean that it gets treated like license revenue because it’s now part of a product or will be part of the product rather than one-off services engagement.

Mark Griffin - Prudential Equity - Analyst

Okay. The other — the deferred revenue, you know, obviously bumped up because of the one deal slipping in there, and you’re saying that that’s a 3Q revenue recognition possibly, right? Is that — did I understand that right?

John Little - Portal Software - CEO

Yeah, the license deal without a corresponding services agreement?

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FINAL TRANSCRIPT

PRSF - Q2 2004 Portal Software Earnings Conference Call

Mark Griffin - Prudential Equity - Analyst

Yeah.

John Little - Portal Software - CEO

Yeah, we believe that will be a Q3.

Howard Bain - Portal Software - CFO, SVP

That was not the majority of the increase in deferred revenue, however.

Mark Griffin - Prudential Equity - Analyst

Okay.

Howard Bain - Portal Software - CFO, SVP

It was a minority of that amount.

Mark Griffin - Prudential Equity - Analyst

And then, I mean, most of this deferred will flow into revenue in the next quarter or 2 or is this part of the other — the other deal that could be 3 or 4 quarters strung out?

Howard Bain - Portal Software - CFO, SVP

There is definitely part of this, of the solutions work that we’re doing could be stretched out several quarters before we see that recognized for the reasons John mentioned where, you know, the systems integrators in charge of the user acceptance testing, other things outside of our control. So until we get to that final customer acceptance, we won’t be realizing that revenue. At the same time, though, when that occurs, we also get more cash.

Mark Griffin - Prudential Equity - Analyst

Yeah.

Howard Bain - Portal Software - CFO, SVP

So there will be, you know, more cash and revenue, all of which would be recognized at that time.

John Little - Portal Software - CEO

I should point out too, that around that category, you know, a big chunk of that is work that’s being done under the Vodafone global framework agreement. That hits, I think, today 15 separate operating companies, so you can have deliveries to 15 separate institutions with 15 different schedules for user acceptance testing and so forth. It’s not 1 customer, it ends up being a bunch of customers. If you deliver the same thing to 2 or 3 customers, right now our belief is the first user acceptance testing will trigger revenue recognition, but there is a lot of dependencies there and it’s very broad. And this is something we continue — we expect to increase over time as this same model gets developed and deployed in customers besides just Vodafone. I mean, it’s already being used to customers besides Vodafone

Mark Griffin - Prudential Equity - Analyst

Right.

John Little - Portal Software - CEO

And we expect that deployment to broaden over quarters to come.

Mark Griffin - Prudential Equity - Analyst

All right. Great. Thanks, guys.

Howard Bain - Portal Software - CFO, SVP

What we’re doing here is really innovative and is evolving. So, you know, it’s fair to recognize as we get more experience with it, as we get more customers, you know, adopting these solutions, as we find more innovative ways to be able to deliver these things, it’s going to continue to introduce certain complexities into, you know, these revenue flows.

Operator

Next we go to Ittai Kidron with CIBC World Markets.

Ittai Kidron - CIBC World Markets - Analyst

Hi, guys. Howard, with respect to the third of the miss that came from projects that didn’t have agreements or orders in

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FINAL TRANSCRIPT

PRSF - Q2 2004 Portal Software Earnings Conference Call

place, could you tell us, the customers, are they typically a Tier 1 or Tier 2 and below client? And also, not having this paperwork, what is — what, from a legal standpoint, sort of forces them to pay you those payments?

John Little - Portal Software - CEO

I would say these are largely Tier 1s and it’s because of that that, you know, we basically incurred the costs without having the agreements because of, you know, our confidence that these Tier 1 relationships that will eventually get to the agreements and get paid for what we have. You know, clearly it’s in a situation where you don’t have agreements, if you ended up at an impass, you know, your legal position to be able to go out and collect it later without having agreements, obviously, is not very strong. But as I said, these are largely customers where we have very solid relationships with and in our view, it’s, you know, more in the normal course of negotiations and working with them to get these agreements completed.

Ittai Kidron - CIBC World Markets - Analyst

Okay, but — so the amount that you have, that’s been postponed because of this issue, still right now at this time of the conference call, a month after the quarter has ended still has not been collected, correct? Or still has not been —the official paperwork has not been signed.

Howard Bain - Portal Software - CFO, SVP

I would say it’s a mix, but I would say, you know, certainly I would not say that the majority of it is under contract yet.

Ittai Kidron - CIBC World Markets - Analyst

Okay. Any — any guidance that you can give us with respect to cash flow? Where do you see that going till year end? Till your fiscal year end?

Howard Bain - Portal Software - CFO, SVP

As I indicated, we are suspending providing guidance. You know, I can give you a huge range which is meaningless.

Ittai Kidron - CIBC World Markets - Analyst

All right. Okay. Thanks.

Operator

Next we have Jason Willy with SoundView.

Jason Willy - SoundView - Analyst

Yeah, can I just get a little bit more clarity on the difference between the preannouncement and then today? Where that revenue occurred, why there wasn’t visibility into that when you preannounced?

Howard Bain - Portal Software - CFO, SVP

Well, largely, you know, as I said during my comments, a number of these projects where we were under delivery because we didn’t have appropriate agreements in place, in many cases caused us to not be able to defer costs. So obviously, you know, increased — or I should say decreased or margins and then as a result of not having those agreements in place, we weren’t able to — we weren’t able to recognize the revenue from them. So that was the major contributor. There was also, as I mentioned earlier, about $700,000 worth of revenue related to the Q1 restatement that we proposed that also accounted for part of that difference.

Jason Willy - SoundView - Analyst

I guess I’m a little confused as to why on August 9th you weren’t aware that there weren’t contracts signed and how that didn’t become clear to you sooner.

Howard Bain - Portal Software - CFO, SVP

Well,—

Jason Willy - SoundView - Analyst

Maybe it’s something we can take off line.

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FINAL TRANSCRIPT

PRSF - Q2 2004 Portal Software Earnings Conference Call

Howard Bain - Portal Software - CFO, SVP

No, I don’t want to take it off line. Just the point is, you know, as you know with any forecast between the forecast that you have and the reality that you finally end up with, you know, there’s lots of ins and outs, and you try and get down to what the basics are. Like, for example, when we came — when we did the arrangement, when we concluded on the Vodafone arrangement that we were going to be accounting for that as product, at that time we picked up in our forecast the Vodafone arrangement and, frankly, we made an error in terms of there was $1 million related to other engineered solutions to other customers that we didn’t get — that we didn’t pick up at that point as being part of that same accounting. So, you know, it’s just one of those things in the flurry of getting stuff done. And then we certainly didn’t, at that point on August 9th, we hadn’t made a determination that we were going to be doing a restatement. So that wasn’t — was something we weren’t able to forecast as well. So the combination of all those things added up to like $3 to $4 million of stuff.

Jason Willy - SoundView - Analyst

All right. Thanks.

John Little - Portal Software - CEO

We have time for one more question.

Operator

And the final question will come from Duane Penningworth with Raymond James.

Duane Penningworth - Portal Software - Analyst

Hi. I’m just wondering, do you have any visibility into increased business at Vodafone as a result of the framework arrangement? Thanks.

John Little - Portal Software - CEO

Well, we’re obviously very optimistic and very excited about the framework agreement as we mentioned, very briefly earlier. You know, it’s around delivery, collaborative group-wide solutions, it’s around delivering implementation methodologies, it’s about, you know, doing global program management. One of the things that’s very interesting is we see ourselves taking a larger, larger role into pure implementation. We’re not just doing pure technology delivery, but we’re doing these enhancements around, you know, harmony plus and we’re doing more of implementation work around Portal. I should say in the vast majority of these situations, you know, we’re working very closely with a system integrator so, you know, we do some of the work, they do some of the work, but it’s a big shift from what we’ve done in the past say starting a year, year and a half ago. What that should represent over time is a lot more services work for Portal, a lot more of this kind of, you know, stuff that shows up as licensed, which is customer and Vodafone specific and a larger, you know, general view of of the revenue coming from Vodafone.

Howard Bain - Portal Software - CFO, SVP

Yeah, there is an element about this too, Duane, that I think it’s a little bit of a soft issue, but there is — we now have the sponsorship of Vodafone group and this is quite significant because we’re talking about very senior executives in Vodafone all the way up to Arun Sarin, who are now in dealing with their operating companies, if you will, sponsoring Portal as being a path to be able to meet their own strategic objectives. I mean they are very much focused on having, you know, a 1 Vodafone face to the entire world. They see things like Vodafone Live with which we drive as being fundamental to their ability to drive that strategy. They actually, as we run into situations with various op cos, they will intervene on our behalf, are very strong supporters. So I think, you know, the conclusion that we draw out of this is that we do expect that we’re going to see continuing growth in our Vodafone engagement and, you know, significantly successful engagement over time as a result.

John Little - Portal Software - CEO

One of the things that’s been very interesting for us is this idea that we’ve had such a strong role in developing kind of a global approach to supporting building revenue management across the entire Vodafone group. Vodafone Live was their first really significant multi-operator go-to-market that you can see details on our website, but it’s a common worldwide infrastructure provided by Portal to make that happen. We see that as continuing. Live is a great success story. The work we’ve done under the harmony plus agreement has been a tremendous success story for both us and Vodafone, and the more they try to move to global brand

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FINAL TRANSCRIPT

PRSF - Q2 2004 Portal Software Earnings Conference Call

and global customer facing and global back office, the stronger we believe that is for Portal.

Duane Penningworth - Portal Software - Analyst

Thanks.

John Little - Portal Software - CEO

So thanks for calling in today. Thanks for the questions. Let me just conclude by — with a couple remarks. And really I would characterize our performance for the quarter as mixed. Clearly, we had a number of execution issues. They were somewhat offset by good performance in sales and other areas, but we still came nowhere close to the desired level of performance. So we have a very intense effort underway today. We’ve already started to address a number of these issues and produce the results that we need to achieve. And I’m very hopeful that in quarters to come, we can show you not only great sales success, but great delivery success and great financial results as well. So thanks for calling in. I look forward to seeing you next quarter. Good bye.

Operator

Once again, everyone, on behalf of the Portal Software, thank you for dialing in. You may now disconnect the line.

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